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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): June 14, 2001
                                                          -------------


                          MICROSTRATEGY INCORPORATED
                          --------------------------
              (Exact Name of Registrant as Specified in Charter)


 Delaware                                0-24435            51-0323571
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(State or Other Jurisdiction          (Commission         (IRS Employer
       of Incorporation)             File Number)      Identification No.)


 1861 International Drive, McLean, Virginia                          22102
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 (Address of Principal Executive Offices)                       (Zip Code)


      Registrant's telephone number, including area code: (703) 848-8600
      ------------------------------------------------------------------


              __________________________________________________________
            (Former Name or Former Address, if Changed since Last Report)
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Item 5. Other Events.

      On June 15, 2001, MicroStrategy Incorporated (the "Company") issued a press release announcing that it closed the refinancing on its Series A Convertible Preferred Stock (the "Series A Preferred Stock"). A copy of this press release is attached hereto as Exhibit 99.1.

      With the refinancing, $6.5 million stated amount of the Series A Preferred Stock remains outstanding and the Company now has the option to redeem for cash $1.2 million stated value of its outstanding Series A Preferred Stock on or prior to December 11, 2001. In connection with the refinancing, the Company redeemed or exchanged all other outstanding Series A Preferred Stock as follows:

      . $38.75 million stated value of Series A Preferred Stock and accrued dividends on all preferred stock being exchanged were exchanged for 5,568,466 shares of Class A Common Stock and $16.261 million stated value of Series D Preferred Stock, with a fixed conversion price of $5.00 per share; and

      . $33.125 million stated value of Series A Preferred Stock was exchanged for an equivalent stated value of Series B Preferred Stock, with a fixed conversion price of $12.50 per share; and

      . $27.825 million stated value of Series A Preferred Stock was exchanged for an equivalent stated value of Series C Preferred Stock, with a fixed conversion price of $17.50 per share; and

      . $6.3 million stated value of Series A Preferred Stock was exchanged for an equivalent stated value of Series E Preferred Stock. The Series E Preferred Stock will not be convertible into Class A Common Stock prior to December 11, 2001. The conversion rate after December 11, 2001 will equal the average of the dollar-volume weighted average prices of the Class A Common Stock on each of the 10 consecutive trading days immediately preceding such date; and

      . $12.5 million stated value of Series A Preferred Stock was redeemed for $12.5 million in cash.

      The Series B Preferred Stock and the Series C Preferred Stock have a three-year maturity and accrue dividends at the rate of 12.5% per year, payable in cash or Class A Common Stock at the election of the Company, subject to satisfaction of certain conditions. At the option of the Company, the Series B and Series C Preferred Stock may be redeemed at maturity at par value plus accrued dividends or mandatorily converted into Class A Common Stock at the lower of their respective fixed conversion prices or 95% of the average of the dollar volume-weighted average price of the Class A Common Stock during the 30 consecutive trading days immediately preceding the maturity date.

      The Series D Preferred Stock has a three-year maturity, will not pay dividends, and will have a fixed conversion price of $5 per share. At maturity, the Series D Preferred Stock mandatorily converts into Class A Common Stock at the fixed conversion price of $5 per share.

      The Series E Preferred Stock has a three-year maturity, will pay dividends at the rate of 12.5% per annum until September 12, 2001, 15% per annum from September 13, 2001 until December 11, 2001 and
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17.5% per annum thereafter. The Company will have the right to redeem the Series
E Preferred Stock prior to December 11, 2001 at a price equal to 105% of the stated value plus accrued dividends if redeemed on or before October 27, 2001, 110% of the stated value plus accrued dividends if redeemed from October 28, 2001 through December 31, 2001 and at 120% of the stated value plus accrued dividends thereafter. Holders of Series E Preferred Stock have the right to require the Company to redeem the Series E Preferred Stock if the Company receives cash from a financing transaction, certain assets sales and from certain other events by the Company. Holders of Series E Preferred Stock have the right to require the Company to redeem the Series E Preferred Stock at any time after July 14, 2002 at such holder's option at a price equal to 120% of the stated value plus accrued dividends.

       In conjunction with the refinancing, each investor separately agreed with the Company to limit its net sales of the Company's stock to no more than the cumulative volume of 5% of the daily trading volume as reported by Bloomberg Financial Markets after June 14, 2001 or, in the case of the investor which continues to hold shares of Series A Preferred Stock after three trading days after the 10 day repricing period for the Company's Series A Preferred Stock ends on July 3, 2001. The Company redeemed the $12.5 million of Series A Preferred using its existing cash.

       The terms of the refinancing are more fully set forth in the Amended and Restated Redemption and Exchange Agreements attached hereto as Exhibits 10.1,
10.2 and 10.3, and the terms of the Series B, Series C, Series D and Series E Preferred Stock are set forth in the respective forms of Certificate of Designations, Preferences and Rights attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4. Pursuant to the Amended and Restated Registration Rights Agreements, attached hereto as Exhibits 10.4, 10.5 and 10.6, the Company has agreed to grant registration rights covering the resale of shares of Class A Common Stock issuable upon conversion of the preferred stock issued in the refinancing.

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EXHIBIT      DESCRIPTION


4.1 Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock

4.2 Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock

4.3 Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock

4.4 Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock

10.1 Amended and Restated Redemption and Exchange Agreement, dated as of June 14, 2001, by and among the Company, Fisher Capital Ltd. and Wingate Capital Ltd.

10.2 Amended and Restated Redemption and Exchange Agreement, dated as of June 14, 2001, by and between the Company and HFTP Investment L.L.C.

10.3 Amended and Restated Redemption and Exchange Agreement, dated as of June 14, 2001, by and between the Company and Leonardo, L.P.

10.4 Amended and Restated Registration Rights Agreement, dated as of April June 14, 2001, by and among the Company, Fisher Capital Ltd. and Wingate Capital Ltd.

10.5 Amended and Restated Registration Rights Agreement, dated as of June 14, 2001, by and between the Company and HFTP Investment L.L.C.

10.6 Amended and Restated Registration Rights Agreement, dated as of June 14, 2001, by and between the Company and Leonardo, L.P.

99.1        Press Release
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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    MicroStrategy Incorporated
                                                           (Registrant)


                                                    By: /s/ Eric F. Brown
                                                       -------------------------
                                                    Name:  Eric F. Brown
                                                    Title: President and Chief
                                                           Financial Officer


Date: June 18, 2001